Exhibit 99.1

Fusion Takes Action to Enhance Capital Structure and Deleverage with Support of Secured Lenders

Enters into Restructuring Support Agreement and Files Voluntary Chapter 11 Petitions

Secures $59.5 Million in Financing

NEW YORK, June 3, 2019 /PRNewswire/ -- Fusion (OTC-MKTS:FSNN), a leading provider of cloud services, announced today that it had entered into a Restructuring Support Agreement with lenders holding more than 66.67% of the aggregate outstanding principal amount of its first lien loans. To effectuate its restructuring, Fusion and each of its U.S. subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.

The Restructuring Support Agreement outlines a clear path forward to significantly deleverage Fusion’s balance sheet, leading to a potential material reduction in interest expense, which would allow for more investment in enhanced customer experience, product innovation and infrastructure. With this support in place, Fusion expects to emerge from Chapter 11 before the end of the year as a financially stronger company that continues to be well positioned to deliver its comprehensive portfolio of innovative single-source cloud solutions with exceptional customer support.

All of Fusion’s businesses are operating as usual, and the Company is committed to fulfilling its commitments to its customers, employees, agents and key vendors throughout the Chapter 11 process. As is typical in Chapter 11 proceedings, Fusion has filed customary “first day” motions that will allow it to maintain its employee wage and benefit programs, customer and agent programs, and vendor payments for goods and services delivered in the ordinary course, subject to Court approval.

In addition, the Company has secured a commitment backstopped by certain first lien lenders (the “First Lien Ad Hoc Group”) for a debtor-in-possession financing that provides for a superpriority secured credit facility in the aggregate principal amount of $59.5 million, including $39.5 million in new money term loans.

“For the past couple of months, Fusion has been in constructive discussions with our lenders as we evaluated multiple options to improve the company’s financial structure and position the Company for future growth. This has been a thoughtful and considered process, and we firmly believe that our voluntary Chapter 11 filing is the most appropriate course of action to protect and enhance the value of our business while securing the best possible outcome for our stakeholders,” said Matthew Rosen, Chairman and Chief Executive Officer of Fusion. “We are grateful for the continued financial support of our lenders and the continued support, loyalty and trust of our stakeholders, and we are confident that we will emerge stronger than ever, with a renewed focus on delivering Fusion’s advanced Single Source Cloud solutions and exceptional customer experience, now and for many years to come.”

As part of the restructuring, Fusion will use the protections and framework of Chapter 11 to efficiently maximize the value of the business through a sale process that will include existing lenders as well as potential new investors.

The Chapter 11 case includes Fusion and each of its U.S. subsidiaries. Fusion’s two Canadian subsidiaries are not included in the filing.

Additional information about the Chapter 11 cases can be found by visiting https://cases.primeclerk.com/Fusion. Fusion has also established a hotline for inquiries, which can be accessed at (844) 230-7218 in the U.S. and Canada or (347) 859-8784 internationally.

Fusion is advised in this process by FTI Consulting and PJT Partners, Inc. as financial advisors, and Weil, Gotshal & Manges LLP, as legal advisor.

The First Lien Ad Hoc Group is advised by Greenhill & Co, LLC, as financial advisor, and Davis Polk & Wardwell LLP, as legal advisor.

About Fusion
Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry's Single Source for the Cloud®. Fusion's advanced, proprietary cloud services platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity, and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability, and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. When used in this report, the words "will," "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "potential" or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements include, but are not limited to: statements relating to the Company's ability to identify, evaluate and complete any alternative or transaction with respect to its capital structure and financial position and to refinance or restructure its indebtedness; the terms of and potential transactions contemplated by the Restructuring Support Agreement (“RSA”), the Superpriority Secured Debtor-in-Possession Credit and Guaranty Agreement (the “DIP Credit Agreement”) and the Chapter 11 proceedings, including completing various stages of a restructuring within the dates specified by the RSA; the impact of the announcement of our entry into the RSA and the DIP Credit Agreement and the Chapter 11 proceedings on our business; including our financial and operating results, or on our employees, suppliers and customers; our ability to restructure and/or complete a sale of the Company’s assets. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and the Company's actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on the Company's current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potentialoutcome of Company's restructuring and/or sale process. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Fusion Contact
Brian Coyne
pr@fusionconnect.com